Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Post-Effective Amendments, as numbered below, to the registration statements on Form N-1A, (“Registration Statement”) of our reports, as dated below, relating to the financial statements and financial highlights of AEW Real Estate Fund, CGM Advisor Targeted Equity Fund, Natixis Diversified Income Fund, Natixis Oakmark Fund, Natixis Oakmark International Fund, Natixis U.S. Equity Opportunities Fund, Vaughan Nelson Small Cap Value Fund and Vaughan Nelson Value Opportunity Fund, which appear in such Registration Statements.

Fund	Date of Reports	Post-Effective Amendment No.
AEW Real Estate Fund	3/20/2014	22
CGM Advisor Targeted Equity Fund	2/24/2014	108
Natixis Diversified Income Fund	2/24/2014	108
Natixis Oakmark Fund	2/24/2014	188
Natixis Oakmark International Fund	2/24/2014	108
Natixis U.S. Equity Opportunities Fund	2/24/2014	108
Vaughan Nelson Small Cap Value Fund	2/24/2014	108
Vaughan Nelson Value Opportunity Fund	2/24/2014	188

We also consent to the references to us under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2014